                                                                  EXHIBIT 99.p-4

                                                                  Code of Ethics
                                                                  September 2000
                                                                          Page 1



                         LEND LEASE HOULIHAN ROVERS S.A.

                                 CODE OF ETHICS

I.   FIDUCIARY DUTY

This Code is based on the principle that you, as officers, directors, and employees of Lend Lease Houlihan Rovers S.A. ("LLHR"), owe a fiduciary duty to, among others, the clients of LLHR. LLHR is a registered investment management company with the Belgian Banking and Finance Commission and the firm and its employees are subject to certain standards of conduct with respect to activities relating to all of its' clients. In particular employees must avoid activities, interests and relationships that might interfere with making decisions in the best interests of the clients of LLHR.

The Code applies to all officers, directors, and employees of LLHR. As a matter of convenience, the Code refers to those to whom it applies as "employees."

As fiduciaries, you must at all times:

     1. PLACE THE INTERESTS OF CLIENTS FIRST. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of the clients of LLHR.

     2. CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE.

     3. AVOID TAKING INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with the Funds, LLHR, or its clients could call into question the exercise of your independent judgement.

Any doubtful situation should be resolved in favour of the Client. Technical compliance with the Code's procedures will not automatically absolve any trades that indicate an abuse of your fiduciary duties. The Code applies as a supplement to the LLHR Policy on non-public Information.

II.    ANNUAL DISCLOSURE OF PERSONAL HOLDINGS

Upon commencement of employment and thereafter on an annual basis, you must disclose on the Personal Securities Holdings Form (Appendix 2) all personal Securities holdings. However, the term "Security" does not include shares of open-end investment companies that are not managed by LLHR and transactions in such shares are not subject to the provisions of this Code. As set out in Appendix 1, this record includes securities in which you or your immediate family has a Beneficial Interest or a direct or indirect power to make investment decisions.


                         LEND LEASE HOULIHAN ROVERS S.A.

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                                                                  Code of Ethics
                                                                  September 2000
                                                                          Page 2



III.   TRADE REPORTING REQUIREMENTS

A.     Reporting Requirement

Except for the transactions set out in Section V-B below, you (including but not limited to your immediate family), must arrange for the Compliance Officer to receive directly from your broker, dealer, or bank in question, duplicate copies of each confirmation of trade and periodic statement. If, for any reason, duplicate confirmations of trades and such statements cannot be sent, you must immediately notify the Compliance Officer. In addition, a Brokerage Account Update form must be supplied to the Compliance Officer whenever accounts are added or deleted.

You must also report all personal transactions in securities in which you have a direct or indirect beneficial ownership. You must also file similar reports with the Compliance Officer on a quarterly basis, WITHIN 10 DAYS AFTER THE END OF EACH QUARTER. (Quarterly Securities Transactions Report - Appendix 2).

B.     Exemptions from Reporting Requirements

The following Securities Transactions are exempt from the reporting requirements in Section V-A of this Code:

       1. Any transaction if neither the individual or an immediate family member had any direct or indirect influence or control over the transaction;
       2. Any transactions in Treasury securities.

C.     Disclaimers

Where a Securities Transaction is for the benefit of a person other than the individual in whose account the transaction is placed, a statement may be added to the account. The statement may state that the transaction should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

D.     Availability of Reports

All information supplied pursuant to this Code may be available for inspection by the Senior Managing Director, and Compliance Officer of LLHR or the European Compliance function of Lend Lease. In addition it may be available to the relevant Regulator of LLHR or any party to which any investigation is referred by any regulatory organisation of which LLHR is a member.


                         LEND LEASE HOULIHAN ROVERS S.A.

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                                                                  Code of Ethics
                                                                  September 2000
                                                                          Page 3

IV.    PROHIBITED TRANSACTIONS

The following Securities Transactions are Prohibited Transactions and will not be authorised unless exceptional circumstances apply:

     1. Any transaction in a Security while in possession of material non-public information regarding the Security or the issuer of the Security;

     2.  Any transaction in publicly traded European Real Estate Securities;

     3. Any purchase or sale of Securities for an employee on any day during which any Client has a pending "buy" or "sell" order in the same Security (or Equivalent Security) until that order is executed or withdrawn.

     4. Purchases or sales of Securities for an employee at a time when that employee intends, or knows of another's intention, to purchase or sell that Security (or an Equivalent Security) on behalf of a Client. This prohibition applies whether the Securities Transaction is in the same (e.g., two purchases) or the opposite (a purchase and sale) direction of the transaction of the Client;

     5. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading; and

     6. Any other transactions deemed by the Compliance Officer to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety.

In addition, the acquisition of Securities in a private placement by an employee is strongly discouraged. The Compliance Officer will give permission only after considering, among other facts, whether the investment opportunity should be reserved for Clients. He will also consider whether the opportunity is being offered to an employee by virtue of his position as an employee. Where an employee is authorised to acquire and has acquired securities in a private placement he is required to disclose that investment to the Compliance Officer, particularly where relevant to any subsequent consideration of an investment in the issuer by a Client. The decision to purchase securities of the issuer by a Client must be independently authorised by an employee with no personal interest in the issuer.

In some cases, the Compliance Officer may refuse to authorise a Securities Transaction for a reason that is confidential. The Compliance Officer is not required to give an explanation for his refusal.


                         LEND LEASE HOULIHAN ROVERS S.A.

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                                                                  Code of Ethics
                                                                  September 2000
                                                                          Page 4

V.     PRE-CLEARANCE REQUIREMENTS

A.     General Requirement

Subject to the prohibitions in Section IV, employees shall be permitted to purchase and sell Securities provided that any individual Security is not deemed restricted by the Compliance Officer. Except for the transactions set forth in
Section V-B, in the unusual event that an employee wishes to purchase or sell a publicly traded European Real Estate Security, the transaction must be pre-cleared with the Compliance Officer. In addition, an employee must obtain prior approval of the Compliance Officer before an employee Account may acquire any Securities in an Initial Public Offering. In the case of proposed transactions by the Compliance Officer, pre-clearance must be obtained from the European Compliance Function.

B.     Transactions Exempt from Pre-Clearance

The following Securities Transactions are exempt from the pre-clearance requirements set forth in Section V-A of this Code:

     1. Securities Transactions if neither the employee nor his immediate family member knows of the transaction before it is completed (for example, Securities Transactions effected by a trustee of a blind trust or discretionary trades involving an investment partnership),

     2. any acquisition of Securities through stock dividends, dividend reinvestments, or stock splits,

     3. any acquisition of Securities through the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent the rights were acquired in the issue,

     4.  any transaction in the following:

         a.   bankers' acceptances,
         b.   bank certificates of deposit,
         c.   commercial paper,
         d. interests in Securities (other than real estate securities) comprising part of a broad-based, publicly traded market basket or index of stocks, approved for trading by the appropriate governmental authority,
         e.   repurchase agreements,
         f.   Securities directly issued by a sovereign government, and
         g. Securities issued by any registered open-end investment companies (i.e. mutual funds).

The Securities Transactions listed above are exempt from the pre-clearance requirements set


                         LEND LEASE HOULIHAN ROVERS S.A.


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                                                                  Code of Ethics
                                                                  September 2000
                                                                          Page 5


forth in Section V-A as well as all other requirements of this Code other than the reporting requirements set forth in Section III.

C.     Pre-Clearance Requests

Prior to entering an order for a Real Estate Securities Transaction, the employee must fill out a Trade Authorisation Request Form (TARF) set forth in Appendix 4 and submit the completed form to the Compliance Officer. The TARF requires employees to provide certain information and to make certain representations.

After receiving the completed TARF, the Compliance Officer will review the information provided and, as soon as practicable (generally within 24 hours), will determine whether to clear the proposed transaction.

No order for a Real Estate Securities Transaction for which pre-clearance is sought may be placed prior to the receipt of WRITTEN authorisation from the Compliance Officer. The authorisation and date of the authorisation must be reflected on the TARF. The Compliance Officer will forward one copy of the completed form to the individual concerned and file the other copy.

D.     Length of Trade Authorisation Approval

The authorisation provided is effective, (unless earlier revoked) until the earlier of (1) the close of business on the fifth trading day after it is granted, or (2) the individual learns that the information in the TARF is inaccurate. If the order for the Securities Transaction is not placed within that period, a new advance authorisation must be obtained before the transaction is placed. If the transaction is placed but not executed within five trading days after authorisation (as, for example, in the case of a limit order), no new authorisation is necessary unless the original order is amended in any way.

VI.    CONFIDENTIALITY

Employees are prohibited from revealing information relating to the investment intentions, activities or portfolios of Clients except to persons whose responsibilities require knowledge of the information.

VII.   GIFTS

A.     Accepting Gifts

On occasion, because of your position with LLHR, you may be offered, or may receive without notice, gifts from clients, outside vendors, or other persons not affiliated with LLHR. Solicitation


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                                                                  Code of Ethics
                                                                  September 2000
                                                                          Page 6


of such gifts or gratuities is unprofessional and is strictly prohibited.

Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of LLHR. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than EURO 100 a year), and customary business lunches, dinners, entertainment (e.g., cultural or sporting events), and promotional items (i.e., pens, mugs, T-shirts) may be accepted.

If you receive any gift that might be prohibited under this Code, you must inform your manager, who will, if necessary, seek the guidance of the Compliance Officer.

B.     Giving Gifts

You may not give any gift with a value in excess of EURO 100 per year to persons associated with securities or financial organisations, including exchanges, other member organisations, commodity firms, news media, or clients of the firm.

Employees may not make any payments to Clients in order to resolve any type of Client complaint.

VIII.  CORPORATE OPPORTUNITY

Employees may not take personal advantage of any opportunity properly belonging to any Client or to LLHR. This includes, but is not limited to, acquiring Securities for one's own account that would otherwise be acquired for a Client.

IX.    UNDUE INFLUENCE

Employees may not cause or attempt to cause any Client to purchase, sell or hold any Security in a manner calculated to create any personal benefit.

If an employee or immediate family member stands to materially benefit from an investment decision for a Client that the employee is recommending or participating in, the employee must disclose that interest to persons with authority to make investment decisions or to the Compliance Officer. Based on the information given, a decision will be made on whether or not to restrict the employee's participation.

Employees must disclose to those persons with authority to make investment decisions for a Client (and to the Compliance Officer), any Beneficial Interest that the employee (or immediate family) has in that Security (or equivalent Security). Similarly disclosure should be made where an interest exists in respect of any issuer thereof. Disclosure must be made particularly in circumstances where the investment decision could create a material benefit to the employee (or


                         LEND LEASE HOULIHAN ROVERS S.A.

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                                                                  Code of Ethics
                                                                  September 2000
                                                                          Page 7


immediate family). The person to whom the report is made must determine, in consultation with at least one other person with authority to make investment decisions for a Client, whether or not the employee concerned will be restricted in making investment decisions.

X.     SERVICE AS A DIRECTOR

No employee may serve on the board of directors of a publicly-traded company not affiliated with LLHR without prior written authorisation by the European Compliance Function. This authorisation will rarely, if ever, be granted. However if granted, it will normally be necessary for the affected employee to be isolated from those making investment decisions concerning the company on whose board the employee sits, by the use of "Chinese Walls" or other procedures.

XI.    RESPONSIBILITY FOR THE CODE OF ETHICS

A.     Investigating Violations of the Code

The Compliance Officer is responsible for investigating any reported or suspected contravention of the Code and will report the results of any investigation within the past year to the European Compliance Function together with recommendations.

B.     Annual Reports

The Compliance Officer will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will prepare an annual report to the European Compliance Function that:

     1. summarises existing procedures concerning personal investing and any changes in the procedures made during the past year,

     2. identifies any breaches requiring significant remedial action during t he past year, and

     3. identifies any recommended changes in existing restrictions or procedures based on the experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

C.     Transaction Monitoring

The Compliance Officer shall review all Quarterly Investment Reports and related documentation regarding Securities transactions in employee Accounts submitted by Employees within ten (10) business days of quarter end to ensure that no conflict exists with the Code. The Compliance Officer shall review Personal Securities Holdings Forms within a reasonable time after their submission for information which may assist in enforcing the Code.


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                                                                  Code of Ethics
                                                                  September 2000
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D.     Annual Administration Reports (Compliance Reports)

At least annually, the Compliance Officer will furnish the board of directors or trustees (the "Board") of any Advisory Client that is a U.S. registered investment company a written report that (a) describes any issues arising under the Code or related procedures since the last report to the Board including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and (b) certifies that LLHR has adopted procedures reasonably necessary to prevent Access Persons (as defined in the U.S. Investment Company Act of 1940) from violating the Code. At its discretion, LLHR may discuss matters relating to the Code and its enforcement and administration with a Board on a more frequent basis.

E.     Notification of Applicability of Code

The Compliance Officer shall provide each employee with notice that the employee is subject to the Code and ensure that each employee has a copy of the current Code.

XII.   REMEDIES

A.     Sanctions

If the European Compliance Function determines that an employee has committed a breach of this Code, sanctions may be imposed. Alternatively or in addition other action may be taken as appropriate, including the issue of a letter of censure, suspension or termination of the employment.

As part of any sanction, the employee may be required to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom.

The European Compliance Function has sole authority, subject to the review set out in Section XII-B, to determine the remedy or sanction for any breach of the Code, including any disposition of monies forfeited pursuant to this provision. Failure to abide by a directive to reverse a trade may result in the imposition of additional sanctions.

B.     Review

Whenever the Compliance Officer determines that an employee has committed a breach of this Code that merits action, the European Compliance Function will have the power to modify or increase the sanction as appropriate, and may direct the reversal of any relevant trade.

XIII.  COMPLIANCE CERTIFICATION


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                                                                  Code of Ethics
                                                                  September 2000
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At least once a year, all employees must certify (in the form set out in
Appendix 6) that they have read and understand the Code and that they have complied with its requirements. Certification will also include confirmation that all Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code have been reported.

XIV.   RECORD KEEPING

The following shall be maintained in the offices of LLHR for a five (5) year period in an easily accessible place:

       A. The Code as currently in effect and each code of ethics in effect at any time in the prior five years;

       B. Each record of a violation of the Code and any action taken as a result of such violation;

       C. Each Quarterly Investment Report with related documentation of employee Account trading activity, Personal Securities Holding Form, Brokerage Account Information form, employee Certification of Receipt of the Code and employee Annual Certification of Compliance with the Code;

       D. A list of all employees who are currently, or have within the past five years, been subject to the Code;

       E.     A list of each Compliance Officer;

       F.     A copy of each Annual Report and Annual Administration Report;

       G. Each (a) pre-clearance request and (b) each pre-clearance authorization, authorization of a transaction otherwise prohibited under Section IV and authorization of service as a director and a record of the reasons supporting each such authorization.

       H. A record of any decision, and the reasons supporting the decision, to approve the acquisition by an employee Account of securities in an IPO or private placement.

XV.    INQUIRIES REGARDING THE CODE

Please call the Compliance Officer if you have any questions about this Code or any other compliance-related matters.


                         LEND LEASE HOULIHAN ROVERS S.A.

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                                                                  Code of Ethics
                                                                  September 2000
                                                                         Page 10

XVI.   APPENDICES TO THE CODE

The appendices to this Code, including the definitions set out in Appendix 1, are attached to and form part of the Code. The appendices include the following:

       1.     Definitions,

       2.     Quarterly Investment Report (Appendix 2)

       3.     Personal Securities Holdings Form (Appendix 3),

       4.     Brokerage Account Information (Appendix 4),

       5.     Trade Authorisation Request Form ( Appendix 5),

       6.     Employee Certification of Receipt of the Code (Appendix 6),

       7.     Employee Annual Certification of Compliance with the Code
              (Appendix 7).

XVII.  INTERPRETATION

To the extent, the operation of the Code relates to Clients who are investment companies registered under the U.S. Investment Company Act of 1940, as amended (the "1940 Act"), the Code shall be interpreted in accordance with Rule 17j-1 under the 1940 Act.






Adopted March 2000
Amended September 2000





                         LEND LEASE HOULIHAN ROVERS S.A.
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                                                                  Code of Ethics
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                                   APPENDIX 1

                                   DEFINITIONS

"EMPLOYEE" means (1) every officer and director of LLHR; (2) every employee of LLHR who is involved in making purchase or sale recommendations for a Client; and (3) every employee of LLHR who obtains information concerning such recommendations prior to their dissemination.

"(EMPLOYEE) ACCOUNT" means the following Securities accounts:

-    any personal account of an employee;
- any joint (or tenant-in-common) account in which the employee has an interest or is a participant;
-    any account for which the employee acts as trustee, executor, or custodian;
- any account over which the employee has investment discretion or otherwise can exercise control (other than non-related clients' accounts over which the employee has investment discretion), including the accounts of entities controlled directly or indirectly by the employee;
- and any other account in which the employee has a direct or indirect Beneficial Interest (other than such accounts over which the employee has no investment discretion and cannot otherwise exercise control); and any account in which an immediate family member has a Beneficial Interest.

"CLIENT" means any client (including both investment funds and managed accounts) for which Lend Lease Houlihan Rovers serves as an investment adviser, renders investment advice, or makes investment decisions.

"BENEFICIAL INTEREST" means the opportunity to share, directly or indirectly, in any profit or loss on a transaction in Securities, including but not limited to all joint accounts, partnerships, and trusts.

"COMPLIANCE OFFICER" shall be W. Joseph Houlihan. If Mr. Houlihan is unavailable, Gerios Rovers may act as Compliance Officer. As used in the Code, Compliance Officer also includes any persons who perform or assist in the performance of the Compliance Officer's duties provided such persons are acting under the supervision of the Compliance Officer. The European Compliance Function shall act as Compliance Officer with respect to Mr. Houlihan's compliance with the provisions of the Code as an Employee.

"EQUIVALENT SECURITY" means any Security issued by the same entity as the issuer of a security, including options, rights, warrants, preferred stock, restricted stock, bonds, and other obligations of that company.

"LLHR" means Lend Lease Houlihan Rovers S.A.


                         LEND LEASE HOULIHAN ROVERS S.A.

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                                                                  Code of Ethics
                                                                  September 2000
                                                                         Page 12

"FUND" means an investment fund or private investment portfolios for which LLHR serves as an adviser or sub-adviser.

"IMMEDIATE FAMILY" of an employee means any of the following persons who reside in the same household as the employee:

           child                     grandparent                son-in-law
           stepchild                 spouse                     daughter-in-law
           grandchild                sibling                    brother-in-law
           parent                    mother-in-law              sister-in-law
           stepparent                father-in-law

           Immediate Family includes adoptive relationships.

"INITIAL PUBLIC OFFERING" or "IPO" means an offering of securities registered under the U.S. Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the U.S. Securities Exchange Act of 1934 or (b) any offering in a non-U.S. jurisdiction of a substantially similar nature.

"INVESTIGATION" means any investigation that leads to the imposition of a significant remedial or disciplinary action for a breach of the Code.

"PORTFOLIO MANAGER" means the person with principal day-to-day responsibility for managing the portfolio of a Client.

"REAL ESTATE SECURITIES" means interests, debt or equity in publicly traded real estate (property) operating companies.

"SECURITY" includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participation's and assignments), limited partnership interests, investment contracts, and all derivative instruments, such as options and warrants.

"SECURITIES TRANSACTION" means a purchase or sale of a Security.



                         LEND LEASE HOULIHAN ROVERS S.A.
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                                                                  Code of Ethics
                                                                  September 2000
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                                   APPENDIX 2


                         LEND LEASE HOULIHAN ROVERS S.A.

                           QUARTERLY INVESTMENT REPORT

               FOR THE CALENDAR QUARTER ENDED
                                              -------------------

This report is to be returned to the Compliance Officer no later than          .
                                                                      ---------
By signing below you guarantee the following:

     - You have no other accounts than those you have reported and for which you have authorised duplicate confirms and statements.

     - You have acquired no real estate stocks during the previous quarter. (If there has been acquisition of such stock, please submit a detailed list of the acquisitions.)

     - The broker information that you have submitted to Lend Lease Houlihan Rovers S.A. is true and correct.



Signed:
        --------------------------------------

Employee Name (Please Print)
                            ------------------------------------

Date:
     ----------------------------------------


                         LEND LEASE HOULIHAN ROVERS S.A.

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                                                                  Code of Ethics
                                                                  September 2000
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                                   APPENDIX 3

                        PERSONAL SECURITIES HOLDING FORM

Please complete this Form and return it to the Compliance Officer.

The following is a list of all the Securities (as defined in Section II) that are held in Accounts which an employee or the immediate family of an employee has a Beneficial Interest or direct or indirect power to make investment decisions. An endorsed copy of a recent statement may be provided.

SECURITY                          # SHARES                 BROKER / ACCOUNT #

--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------
--------------------------    ---------------------    ------------------------

Certified by:
             ---------------------------------------
Date:
             --------------


                         LEND LEASE HOULIHAN ROVERS S.A.

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                                                                  Code of Ethics
                                                                  September 2000
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                                   APPENDIX 4


                         LEND LEASE HOULIHAN ROVERS S.A.

                                 CODE OF ETHICS

                          BROKERAGE ACCOUNT INFORMATION

--------------------------------------------------------------------------------

Please complete this questionnaire and return to the Compliance Officer.

( )    I do not have a brokerage account at any broker/dealer.

( ) The following is a list of all the brokerage accounts that are maintained for me or in which I have a *beneficial ownership.


BROKER/DEALER NAME           ADDRESS                 ACCOUNT NO.

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

Employee's Name (Print)
                        -------------------------------------------
Employee's Signature
                    -----------------------------------------------
Date:
       --------------------------------------------------

*Beneficial ownership and means generally the power to vote or dispose of shares, regardless of any economic interest therein.



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                                                                  Code of Ethics
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                                   APPENDIX 5

TO:                           , Compliance Officer
      ------------------------
FROM:

DATE:

RE: TRADE AUTHORIZATION REQUEST FORM (PRE-CLEARANCE OF EMPLOYEE SECURITY TRANSACTION)


Below is a security transaction in which I would like to engage:

Transaction Date:
                         -------------------------------------

Name of Security:
                         -------------------------------------

Check as appropriate:      Purchase                          Public
                                        -----------                   --------
                           Sale                              Private
                                        -----------                   --------

Number of shares I plan to purchase or sell:
                                            ---------------------------------
Price per share:
                ---------------------------------

For employees (defined in the Code of Ethics) explain why the above transaction is not being purchased for the benefit of funds for which LLHR acts as investment advisor:
         Market cap is too small
         PE ratio/valuation is too high
         Not a strategic block opportunity
         Other
                    ------------------------------------------------------------

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------


Oral Pre-clearance:
                    ---------------------------------      ---------------------
                    NAME                                   DATE
Approval:
                    ---------------------------------      ---------------------
                    SIGNATURE                              DATE

Compliance Officer:
-----------------------------------------------------
(see the following page for instructions)



                         LEND LEASE HOULIHAN ROVERS S.A.

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                                                                  Code of Ethics
                                                                  September 2000
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                                   APPENDIX 5


Obtain oral pre-clearance as follows:

         Compliance Officer


Obtain written approval as follows:

         Compliance Officer


         NOTE: Compliance Officer must obtain oral pre-clearance and written approval from European Compliance Function


Written approval must be obtained within two (2) business days of receiving oral pre-clearance.


Transaction must be completed within five (5) business days of receiving written approval.


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                                                                  Code of Ethics
                                                                  September 2000
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                                   APPENDIX 6


                         LEND LEASE HOULIHAN ROVERS S.A.

                                 CODE OF ETHICS

                            COMPLIANCE CERTIFICATION

I have received a copy of Lend Lease Houlihan Rovers' Code of Ethics and will retain a copy. I have read and understood it. As a condition of employment, I accept the Policy and agree to follow the procedures outlined. I have complied with the personal investment PRIOR approval and reporting requirements. I authorise Lend Lease Houlihan Rovers to furnish the information contained in any report of securities transactions filed by me to such Governmental or regulatory agencies as may be required by law or applicable rules and regulations. In addition details may be subject to scrutiny by the European Compliance Function of Lend Lease in accordance with routine compliance monitoring and reporting procedures and /or any necessary investigations relating to the business of LLHR and the Lend Lease Group. However, other than those exceptions mentioned, the information contained in such reports shall be treated as confidential and not disclosed without my consent except as otherwise permitted under the Code.




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NAME


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SIGNATURE


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DATE




(To be signed and returned to the Compliance Officer)



                         LEND LEASE HOULIHAN ROVERS S.A.

                                                                  Code of Ethics
                                                                  September 2000
                                                                         Page 20

                                   APPENDIX 7


                         LEND LEASE HOULIHAN ROVERS S.A.

                                 CODE OF ETHICS

                             ANNUAL ACKNOWLEDGEMENT

I have received a copy of the Lend Lease Houlihan Rovers Code of Ethics. I have read and understood it and will comply with such policy as outlined.







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NAME


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SIGNATURE


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DATE




(To be signed and returned to the Compliance Officer)







                         LEND LEASE HOULIHAN ROVERS S.A.